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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cox Radio, Inc. on Form S-4 of our report dated February 6, 1998 (March 17, 1998 as to the KONO-FM/AM Acquisition described in Note 4) appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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Atlanta, Georgia
August 7, 1998